                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Dresser Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 21, 1996
                             ---------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Dresser Industries, Inc., a Delaware corporation, will be held at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 21, 1996, at 10:00 a.m., for the following purposes:

    1. To elect thirteen Directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To transact any other business as properly may come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business January 22, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                           By order of the Board of Directors

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 8, 1996

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                                FEBRUARY 8, 1996
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Dresser Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, March 21, 1996, at 10:00 a.m. at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas and at any and all adjournments of the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The close of business January 22, 1996, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At January 22, 1996, the Company had outstanding and entitled to vote at the meeting 182,093,350 shares of Common Stock. Each share entitles the holder to one vote.

    Any shareholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The Company knows of no person or group believed to own beneficially more than 5% of any class of the Company's outstanding voting securities.

    The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group as of January 4, 1996. The number of shares beneficially owned by all Directors and executive officers as a group represented less than 1% of the outstanding shares. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                                                    NUMBER OF SHARES
-------------------------------------------------------------  ------------------------------------
William E. Bradford..........................................      118,380  (Note A)
James L. Bryan...............................................      100,377  (Note A)
Samuel B. Casey, Jr..........................................        3,321
Lawrence S. Eagleburger......................................        2,428
Sylvia A. Earle..............................................          755
Rawles Fulgham...............................................       18,000
John Gavin...................................................       10,396
Ray L. Hunt..................................................      150,843  (Note B)
J. Landis Martin.............................................      203,168
John J. Murphy...............................................      314,647  (Note A)
Lionel H. Olmer..............................................        7,665  (Note D)
Jay A. Precourt..............................................        4,624
Bill D. St. John.............................................      122,290  (Note A)
Donald C. Vaughn.............................................       88,485  (Note A)
Richard W. Vieser............................................       16,850
All Directors, Nominees and executive officers as a group (23
 persons)....................................................    1,507,343  (Notes A, C and D)

    The above information does not include contingent stock units credited to accounts in the Company's Deferred Compensation Plan which are considered beneficially owned "derivative securities" for purposes of Section 16 of the Securities Exchange Act of 1934 but not considered beneficially owned for purposes of this proxy statement. At January 15, 1996, a total of 48,168; 117,747; 116,100; and 41,198 stock units were credited to the accounts of Messrs. Bradford, Murphy, St. John and Vaughn, respectively, and 420,128 stock units were credited to the accounts of all executive officers as a group.

    NOTE A: Shares shown include stock options issued under the Company's 1982 Stock Option Plan and 1992 Stock Compensation Plan which are exercisable on or within sixty days after January 4, 1996 to purchase a number of shares of the Company's Common Stock which together with related restricted incentive stock awards under the 1989 Restricted Incentive

Stock Plan and 1992 Stock Compensation Plan total 54,996, 90,147, 93,011, 52,563, and 78,635 for Messrs. Bradford, Bryan, Murphy, St. John and Vaughn, respectively, and 677,694 for all Directors and executive officers as a group. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

    NOTE B: Shares shown include 82,318 shares, in which Mr. Hunt disclaims beneficial interest, owned by trusts for the benefit of his children. Mr. Hunt and/or his wife serve as members of an advisory board or trustee for each trust.

    NOTE C: Mr. Paul M. Bryant, Vice President -- Human Resources of the Company, is Trustee of the Company's Stock Purchase Plan which, as of January 22, 1996, owned of record 908,229 shares of Common Stock of the Company. Mr. Bryant disclaims any beneficial ownership of the shares held by him as Trustee for the participants of the Stock Purchase Plan. Under terms of the Plan, the Trustee has discretionary voting authority as to shares allocated to accounts of Participants from whom he does not timely receive voting instructions.

    NOTE D: Shares shown do not include 1,499 phantom stock units acquired pursuant to Mr. Olmer's election to defer compensation awarded under the 1989 Director Retirement Plan.

                             ELECTION OF DIRECTORS

    At the meeting, thirteen Directors are to be elected, each to hold office for one year or until a successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the thirteen nominees named below. All nominees were previously elected by the shareholders. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

    The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of Directors. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholders meeting and whether nominees have received the vote of a plurality of shares present at the meeting.

    The following includes certain information concerning the nominees furnished by them to the Company.

                                                                                                   YEAR FIRST
                                               BUSINESS EXPERIENCE DURING PAST 5 YEARS AND           ELECTED
              NAME (AGE)                                    OTHER INFORMATION                       DIRECTOR
---------------------------------------  --------------------------------------------------------  -----------
William E. Bradford (61)                 Chief Executive Officer of the Company since November           1992
                                         1995 and President since March 1992; Chief Operating
                                         Officer, March 1992- November 1995; President and Chief
                                         Executive Officer of Dresser-Rand Company, Corning, New
                                         York, 51% joint venture partnership, February 1988 -
                                         March 1992; Senior Vice President -- Operations of the
                                         Company, March 1984 - March 1992. Director, Diamond
                                         Shamrock, Inc. and Oryx Energy Company.
Samuel B. Casey, Jr. (68)                Chairman of the Board, Dixon Ticonderoga Company,               1983
                                         Maitland, Florida, manufacturer and marketer of writing
                                         products, October 1985 until retirement February 1989.
                                         Director, Dixon Ticonderoga Company; Global Industrial
                                         Technologies, Inc. (formerly INDRESCO Inc.); and
                                         Northbrook, Inc., a Division of JMB, Inc.

                                                                                                   YEAR FIRST
                                               BUSINESS EXPERIENCE DURING PAST 5 YEARS AND           ELECTED
              NAME (AGE)                                    OTHER INFORMATION                       DIRECTOR
---------------------------------------  --------------------------------------------------------  -----------
Lawrence S. Eagleburger (65)             Senior Foreign Policy Advisor, Baker, Donelson, Bearman         1993
                                         & Caldwell, Washington, D.C., law firm, since January
                                         1993; United States Secretary of State, Department of
                                         State, December 1992 - January 1993; Acting Secretary of
                                         State, Department of State, August 1992 - December 1992;
                                         Deputy Secretary of State, Department of State, February
                                         1989 - August 1992; President, Kissinger Associates, New
                                         York, New York, provider of strategic consulting
                                         services to international companies, September 1984 -
                                         January 1989. Director, Jefferson Bankshares; Phillips
                                         Petroleum Company; Stimsonite; Universal Corporation;
                                         Corning Corp.; COMSAT; and Virginia Fibre Corp.
Sylvia A. Earle, Ph.D. (60)              Founder and Director, Deep Ocean Engineering, Inc., San         1995
                                         Leandro, California, designer and manufacturer of
                                         underwater equipment, since 1981, President, Chief
                                         Executive Officer and Chairman 1988-1990; President,
                                         Deep Ocean Exploration and Research, Inc., Oakland,
                                         California, a consulting firm, since 1992; Chairman, Sea
                                         Change Trust and the Caribbean Marine Research Center, a
                                         non profit organization for scientific research,
                                         Covington, Virginia, 1993-1995; Chief Scientist,
                                         National Oceanic and Atmospheric Administration,
                                         1990-1992, Advisor to the Administrator, 1992-1993.

                                                                                                   YEAR FIRST
                                               BUSINESS EXPERIENCE DURING PAST 5 YEARS AND           ELECTED
              NAME (AGE)                                    OTHER INFORMATION                       DIRECTOR
---------------------------------------  --------------------------------------------------------  -----------
Rawles Fulgham (68)                      Senior Advisor, Merrill Lynch & Co., Inc., Dallas,              1975
                                         Texas, financial services, since September 1989;
                                         Executive Director, Merrill Lynch Private Capital, Inc.,
                                         Dallas, Texas, private financings, August 1982 -
                                         September 1989. Director, BancTec, Inc.; Global
                                         Industrial Technologies, Inc. (formerly INDRESCO Inc.);
                                         NCH Corporation; and Republic Financial Services, Inc.
John A. Gavin (64)                       For more than five years, Chairman of the Board,                1986
                                         President, and Chief Executive Officer, Gamma Services
                                         International, Los Angeles, California, venture capital
                                         & international consulting firm. Director, Atlantic
                                         Richfield Company; Pinkerton, Inc.; International Wire
                                         Holdings; and Hotchkis and Wiley, Mutual Funds.
Ray L. Hunt (52)                         For more than five years, Chairman of the Board and             1984
                                         Chief Executive Officer, Hunt Oil Company, Dallas,
                                         Texas, oil and gas exploration and development; Chairman
                                         of the Board, Chief Executive Officer, and President,
                                         Hunt Consolidated, Inc., Dallas, Texas; Chairman of the
                                         Board, Chief Executive Officer and President, RRH
                                         Corporation, Dallas, Texas.

                                                                                                   YEAR FIRST
                                               BUSINESS EXPERIENCE DURING PAST 5 YEARS AND           ELECTED
              NAME (AGE)                                    OTHER INFORMATION                       DIRECTOR
---------------------------------------  --------------------------------------------------------  -----------
J. Landis Martin (50)                    For more than five years, President and Chief Executive         1994
                                         Officer of NL Industries, Inc., Houston, Texas, a
                                         manufacturer and marketer of titanium dioxide pigments
                                         and specialty chemicals; Chairman of the Board and Chief
                                         Executive Officer of Baroid Corporation, Houston, Texas,
                                         a wholly owned subsidiary of the Company effective
                                         January 21, 1994 (and its predecessor) August 1990 -
                                         January 1994; Chairman of Tremont Corporation, Denver,
                                         Colorado, an integrated producer of titanium metals,
                                         since August 1990, Chief Executive Officer since 1988
                                         and President since 1987. Director, NL Industries, Inc.;
                                         Tremont Corporation; and Apartment Investment and
                                         Management Corporation (a real estate investment trust).
John J. Murphy (64)                      Chairman of the Board of the Company since August 1983;         1982
                                         Chief Executive Officer, August 1983 - November 1995,
                                         President, August 1982 - March 1992. Director, PepsiCo
                                         Inc.; Kerr-McGee Corporation; and NationsBank
                                         Corporation.
Lionel H. Olmer (61)                     Partner, Paul, Weiss, Rifkind, Wharton & Garrison,              1986
                                         Washington, D.C., law firm, since June 1985. Under
                                         Secretary of Commerce for International Trade, United
                                         States Department of Commerce, 1981 - 1985.
Jay A. Precourt (58)                     For more than five years, Vice Chairman and Chief               1994
                                         Executive Officer of Tejas Gas Corporation, Houston,
                                         Texas, a natural gas pipeline company. Director,
                                         Founders Funds, Inc.; and Tejas Gas Corporation.

                                                                                                   YEAR FIRST
                                               BUSINESS EXPERIENCE DURING PAST 5 YEARS AND           ELECTED
              NAME (AGE)                                    OTHER INFORMATION                       DIRECTOR
---------------------------------------  --------------------------------------------------------  -----------
Bill D. St. John (64)                    Vice Chairman of the Company since March 1992; Chief            1984
                                         Financial Officer since October 1993; Executive Vice
                                         President -- Administration of the Company, November
                                         1982 - March 1992.
Richard W. Vieser (68)                   Chairman of the Board, President and Chief Executive            1989
                                         Officer, FL Industries, Inc., Livingston, New Jersey,
                                         electrical equipment and high efficiency industrial and
                                         commercial heating and cooling equipment, June 1985
                                         until retirement November 1989; Chairman of the Board,
                                         President and Chief Executive Officer, Lear Siegler,
                                         Inc., Livingston, New Jersey, March 1987 until
                                         retirement November 1989; Chairman and Chief Executive
                                         Officer, FL Aerospace Corp., Livingston, New Jersey,
                                         September 1986 until retirement November 1989. Director,
                                         Ceridian Corporation; Global Industrial Technologies,
                                         Inc. (formerly INDRESCO Inc.); Sybron International;
                                         Varian Associates, Inc.; and Berg Electronics &
                                         International Wire Corp.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    The Company has standing Audit and Finance, Executive Compensation, Executive and Nominating Committees of the Board of Directors. The Audit and Finance Committee consists of Messrs. Fulgham (Chairman), Eagleburger, Olmer, Precourt and Dr. Earle. The functions of the Committee, which held two meetings during fiscal 1995, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, and review and approve the scope of the annual audit activities of the independent accountants and the Company's internal accountants.

    The Executive Compensation Committee is composed of Messrs. Casey (Chairman), Gavin, Hunt, Martin and Vieser. The Committee, which held two meetings during fiscal 1995, and acted on three occasions by unanimous written consent, reviews and recommends to the Board salaries of officers, reviews the key employees of the Company and recommends to the Board those to be granted options and related restricted incentive stock awards under the Company's 1992 Stock Compensation Plan and administers the Company's Stock Compensation, Stock Option and Restricted Incentive Stock Plans, the Deferred Compensation Plans, the Performance Stock Unit Plan for officers and headquarters staff, the Incentive Stock Unit Plan for operating unit executives, the 1995 Executive Incentive Compensation Plan and the Long Term Performance and Annual Incentive Plans for Selected Employees of The M. W. Kellogg Company.

    The Executive Committee, consisting of Messrs. Murphy (Chairman), Bradford, Fulgham, Hunt and St. John, exercises, during the intervals between meetings of the Board of Directors, all powers, except to the extent limited by law, of the Board of Directors. The Executive Committee did not meet during fiscal 1995.

    The Nominating Committee, consisting of Messrs. Hunt (Chairman), Casey, Fulgham, Gavin, and Vieser, searches for and recommends candidates for election as Director. It will also consider nominees recommended by shareholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. The Nominating Committee held one meeting during fiscal 1995.

    During fiscal 1995, there were six meetings of the Board of Directors. Attendance at the Board and Committee meetings averaged approximately 97% in 1995, and each member of the Board of Directors attended 80% or more of the aggregate number of the meetings of the Board and of any Committee of which he or she is a member. A Director who is an employee of the Company receives no fees or remuneration, as such, for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1995, each Director of the Company who was not an employee received an annual retainer equal to $28,000 ($31,000 as of June 1, 1995) for Board membership, $2,500 for each Committee membership, $1,000 for service as Chairman of a Committee and $1,250 for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for meetings attended by telephone conference. In addition, each non-employee Director may be paid a fee of $1,000 for each day engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board. Directors may elect to defer payment of all or a portion of the foregoing fees through a deferred cash or common stock equivalence account.

    In addition, the Company's 1989 Director Retirement Plan provides shares of the Company's Common Stock in lieu of retirement benefits to members of the Company's Board of

Directors who are not also employees. Awards under the Plan consist of grants of shares of the Company's Common Stock in August of each odd-numbered year approximately equal in value to 60% of the annual retainer payable for services as a Director at the end of the period for which the award is made. The Plan was amended in July 1993 to allow Directors to elect to defer awards otherwise payable under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the merger of BCD Acquisition Corporation, a wholly-owned subsidiary of the Company, with Baroid Corporation, Mr. Martin received $1,290,000 from Baroid under an advisory agreement among Baroid, Mr. Martin and other Baroid executives, for services in connection with the merger; and, pursuant to a severance agreement, $1,300,000 in cash, shares of Baroid valued at approximately $616,000 in exchange for the difference in value between the exercise price of Mr. Martin's unvested Baroid stock options and the January 20, 1994, average of the highest and lowest sales prices of Baroid Common Stock; and certain other payments and a continuation of other benefits valued at approximately $347,000 upon termination of his employment from Baroid. If any amount paid to Mr. Martin under the advisory agreement subjects him to federal income tax in respect of such amount, Baroid has agreed to provide a commercially reasonable defense to Mr. Martin and to indemnify him for up to 70% of the excise tax, interest and penalties, plus any federal income or excise taxes imposed because of the indemnification.

    Baroid has outstanding approximately $6.1 million and $9.1 million in letters of credit under a bank facility which was established in connection with certain insurance relationships of NL Industries, Inc. ("NL"), of which Mr. Martin is a director and executive officer, and Tremont, respectively. NL and Tremont are obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1995 the initial members of the Executive Compensation Committee of the Company were Messrs. Casey (Chairman), Eagleburger, Fulgham, Gavin, Hunt, Martin, Olmer, Precourt and Vieser. Current members are Messrs. Casey (Chairman), Gavin, Hunt, Martin and Vieser. Business entities in which Mr. Hunt and certain members of his immediate family own substantial interests have in the past fiscal year made purchases from the Company in the ordinary course of business and on the same basis as transactions with other customers of the Company. The Company anticipates that similar transactions are likely to occur in the future.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     INFORMATION ON INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has unanimously reappointed the firm of Price Waterhouse LLP as independent accountants for the 1996 fiscal year. A representative of Price Waterhouse LLP will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse LLP that he may desire.

              OTHER INFORMATION FURNISHED PURSUANT TO REGULATIONS
                     OF SECURITIES AND EXCHANGE COMMISSION
                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation at a cost of $10,000 (plus reasonable out-of-pocket expenses).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 1997 Annual Meeting of Shareholders of the Company must be received no later than October 11, 1996, at the Company's principal executive office, 2001 Ross Avenue, Dallas, Texas 75201, directed to the attention of the Secretary.

                             EXECUTIVE COMPENSATION
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors. The Committee is
comprised  of  five  independent,  non-employee  directors.  The  Committee   is
committed to a strong, positive link between business performance, strategic goals, shareholder value, and total compensation programs.

OVERALL EXECUTIVE COMPENSATION POLICY

    Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

    - Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

    - Directly relating compensation to both Company and individual performance.

    - Ensuring  compensation  levels   that  are   externally  competitive   and
      internally equitable.

    - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

    The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman of the Board regarding compensation levels for executive officers excluding himself. Following is a description of the elements of Dresser executive compensation and how each relates to the objectives and policy outlined above.

BASE SALARY

    The  Committee  reviews  each   executive  officer's  salary  annually.   In
determining appropriate salary levels, we consider level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

    By design, we strive to pay executives salaries in line with appropriate competitive market levels. In defining the competitive market, we include companies in the energy services industry as well as major equipment producers with a median size comparable to the Company. These companies are representative of those with whom the Company competes for executive talent, and as such are a broader group of companies than those comprising the S & P Oil Well Equipment & Services Index included in the Performance Graph. To provide an additional point of reference, the Committee also reviews available survey data on general industry practices. We review the size-adjusted median (50th percentile) of the competitive market, which serves as a reference point in determining base salary levels.

    We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

    The annual incentive plan emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity (ROE). The Committee believes incentive opportunities are commensurate with the performance required to achieve increasingly higher levels of ROE. Performance above a specified ROE threshold level is required before any incentives are paid. For 1995, the level of ROE produced incentive payments amounting to 57% of aggregate base salaries of senior executive officers.

    Because ROE is used to measure performance, we believe total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. The named executives, as a group, excluding Mr. Murphy whose compensation is discussed later, fall within the median base salary and total direct compensation ranges of the competitive market.

LONG-TERM INCENTIVES

    The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers Performance Stock Units and stock options usually coupled with restricted stock awards. The objective is to provide a competitive total long-term incentive opportunity, utilizing the market survey data previously described.

STOCK OPTIONS

    Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

    The Stock Option Program is compatible with shareholder interests and encourages executives to maintain a long term equity interest. Target stock option grant levels are established subjectively based on assessment of each executive's scope of responsibilities and level within the organization. Stock holdings of the executive group resulting from option exercises are considered when determining the size of the current awards. Since January 1993, Dresser has emphasized premium options. At time of grant, two-thirds of the stock options have an exercise price greater than the fair market value at grant date. Such options are exercisable in three equal installments beginning six months after date of grant. To encourage increased equity holdings, the Committee's current guidelines call for stock option awards to be granted each January equal to the number of options exercised in the preceding year if the executive who paid the exercise price in cash continues to hold at least one-half of the shares received. If previously-owned shares are used to pay the exercise price, one hundred percent of the shares must be held to be eligible for such grants. Under terms of the Program, the Committee has full and sole authority to change the guidelines for grant of stock options at any time subject only to the express provisions of the Program.

RESTRICTED INCENTIVE STOCK AWARDS

    To further encourage executive officers to exercise stock options and hold the stock following exercise, stock option grants to executive officers usually are made in tandem with restricted incentive stock awards. Recipients of Restricted Incentive Stock awards are issued, upon exercise of the related option, one share of restricted stock for every five-option shares exercised which the Committee believes is an appropriate inducement for promoting enhanced equity interest by executives. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited.

PERFORMANCE STOCK UNITS

    This program is intended to reward executives when the Company attains preset goals over a period of four years, thus encouraging and rewarding long term planning and performance. Such awards are made every second year. The objectives for the four-year periods ending October 31, 1995 and 1997 are to achieve, respectively, an average of not less than 12.5% and 15% Return on Equity. Performance Stock Unit Awards are based upon each individual executive's responsibilities and level within the organization. Each unit has a maximum value based on the value of the Company's Common Stock at the beginning of the award cycle. Payment is made only if the objective is met and is correspondingly reduced if the value of the Company's Common Stock is lower at the end than at the beginning of the award cycle. In addition, earned awards are paid in installments, 50% at the end of the cycle and 50% one year later, subject to continued employment, except in cases of death, disability, or approved termination of employment, in an effort to retain executives. For the four-year cycle ended October 31, 1995, the performance criteria was not met, therefore no payment was made.

    In lieu of annual incentive and Performance Stock Unit awards referred to above, one executive officer in 1995 participated in plans of The M.W. Kellogg Company intended to encourage and reward enhanced net earnings. The annual incentive plan provides for an award directly related to the level of net earnings of M.W. Kellogg as defined by the plan. An additional amount directly related to net earnings is deferred. The deferred award also is in lieu of normal pension plan benefits.

RATIONALE FOR CEO COMPENSATION

    Mr. Murphy has been Chairman of the Board of Dresser since 1983. His compensation package has been designed to encourage short and long-term performance in line with the interests of our shareholders. The majority of his compensation is at risk, in the form of performance bonuses, stock options, restricted stock awards, and performance stock units.

    Mr. Murphy's salary was increased $38,000 to $998,000 effective November 1, 1994, and is in the upper quartile of the competitive market. The factors which the Committee considered in determining Mr. Murphy's base salary for fiscal 1995 were his scope of responsibility, experience and individual performance, a subjective evaluation of overall Company performance, and pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The annual incentive paid to Mr. Murphy for fiscal year 1995, determined as explained above, was $568,860, which was equivalent to 57% of his base salary. Mr. Murphy's total direct compensation (base salary plus bonus) is in the upper quartile of the competitive market for fiscal 1995.

    In fiscal 1995, Mr. Murphy was granted options to purchase 14,087 shares of common stock which is equivalent to the number of options exercised during the previous calendar year.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. Section 162(m) is applicable to Dresser for the Company's 1995 fiscal year which began November 1, 1994. The Stock Option Program, the Performance Stock Unit Program, and the 1995 Executive Incentive Compensation Plan are believed to qualify as performance-based under IRS rules. The M.W. Kellogg Company Annual Incentive Plan and The M.W. Kellogg Company Long-Term Performance Plan are based on performance measures of The M.W. Kellogg Company but are not intended to qualify as performance-based under tax regulations.

                        EXECUTIVE COMPENSATION COMMITTEE

Samuel B. Casey             J. Landis Martin
Lawrence S. Eagleburger     Lionel H. Olmer
Rawles Fulgham              Jay A. Precourt
John Gavin                  Richard W. Vieser
Ray L. Hunt

    The directors as listed above, were members of the Executive Compensation Committee at the time the majority of substantive compensation decisions, as described above, were made and do not reflect the composition of the committee as of the end of the fiscal year.

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of John J. Murphy, the Company's Chief Executive Officer at the end of the last completed fiscal year, and each of the other four most highly compensated executive officers of the Company at such date.

                                                                               LONG TERM COMPENSATION
                                                                        -------------------------------------
                                         ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                               ---------------------------------------  --------------------------  ---------
                                                         OTHER ANNUAL    RESTRICTED    SECURITIES   LONG TERM    ALL OTHER
       NAME AND                                             COMPEN-         STOCK      UNDERLYING   INCENTIVE     COMPEN-
  PRINCIPAL POSITION     YEAR  SALARY ($)   BONUS ($)    SATION ($)(1)  AWARDS ($)(2)  OPTIONS (#)  PAYOUTS($) SATION ($)(4)
          (A)            (B)      (C)          (D)            (E)            (F)           (G)         (H)          (I)
-----------------------  ----  ----------  -----------   -------------  -------------  -----------  ---------  -------------
John J. Murphy,          1995  $  998,000  $   568,860   $      -0-     $        -0-       14,087   $    -0-   $    147,205
  Chairman of the        1994     960,000      787,200          -0-           37,680       22,062        -0-            -0-
  Board                  1993     925,000      545,750          -0-           33,663      131,000    272,258            -0-
Bill D. St. John,        1995     537,000      310,080          -0-              -0-        6,900        -0-         82,053
  Vice Chairman          1994     516,000      428,860          -0-           19,745          -0-        -0-            -0-
                         1993     494,667      376,180          -0-              -0-       53,000    107,668            -0-
William E. Bradford,     1995     546,000      315,780          -0-          148,235        7,000        -0-         87,948
  President and          1994     522,000      434,600          -0-           31,938          -0-        -0-            -0-
  Chief Executive        1993     496,250      378,540          -0-              -0-       13,000        -0-            -0-
  Officer
Donald C. Vaughn,        1995     365,404      508,722(3)       -0-              -0-          -0-        -0-              9
  Executive Vice         1994     349,115      517,868(3)       -0-              -0-          -0-        -0-             11
  President              1993     333,469      508,578(3)       -0-              -0-       55,000        -0-             11
James L. Bryan,          1995     309,000      177,840          -0-              -0-          -0-        -0-         39,520
  Senior Vice            1994     294,750      246,000          -0-              -0-          -0-        -0-            -0-
  President --           1993     272,583      164,610          -0-              -0-       51,000        -0-            -0-
  Operations

------------------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Since 1989 Restricted Incentive Stock ("RIS") Awards have been coupled with most stock option grants to officers of the Company. Recipients of Restricted Incentive Stock Awards are issued, upon the exercise of the related option, one share of Restricted Incentive Stock for every five option shares exercised. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited. Restricted stock awards shown in the table represent Restricted Incentive Stock issued upon exercise of related stock options and are valued at the market value (average of the high and low trading price) of the Company's unrestricted stock on the New York Stock Exchange on the date of issue. Dividend and voting rights of such stock are the same as all other shares of the Company's outstanding Common Stock. At the end of the last completed fiscal year, the number and value (at the closing price of the Company's unrestricted stock as listed in the New York Stock Exchange Composite Transactions on October 31, 1995, the last trading day of the Company's fiscal year) of the aggregate restricted stock holdings of the named individuals were 3,299 ($68,867), 1,320 ($27,555) and 7,845
    ($163,764) for Messrs. Murphy, St. John and Bradford, respectively.

(3)  Includes  $254,361,  $258,934  and  $254,289  for  1995,  1994  and   1993,
    respectively, non-elective deferral under terms of an unfunded plan in lieu of normal pension benefits which provides for vesting in one-third of the award on each of the crediting date and the next two anniversaries thereof. The plan generally provides for payment of vested benefits in a lump sum or ten equal annual installments following retirement, death or termination of employment. However, the Executive Compensation Committee has discretion to distribute all or a portion of vested benefits in certain emergencies, to fully vest all benefits upon death, disability and termination of employment other than resignation or termination for cause, and all benefits may be forfeited under certain circumstances, all as defined in the plan.

(4) Company contributions to qualified defined contribution retirement plans and liabilities to related non-qualified plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options under the Company's 1992 Stock Compensation Plan to the named executive officers of the Company during the fiscal year ended October 31, 1995.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                       NUMBER OF                                                         ANNUAL RATES OF STOCK
                      SECURITIES     PERCENT OF TOTAL                                    PRICE APPRECIATION FOR
                      UNDERLYING      OPTIONS GRANTED                                       OPTION TERM (3)
                        OPTIONS       TO EMPLOYEES IN    EXERCISE OR BASE   EXPIRATION   ----------------------
       NAME         GRANTED (#)(1)      FISCAL YEAR      PRICE ($/SH)(2)       DATE         5%          10%
       (A)                (B)               (C)                (D)              (E)         (F)         (G)
------------------  ---------------  -----------------  ------------------  -----------  ---------  -----------
J. J. Murphy......         4,695               .97         $    19.3125       1/18/2005  $  57,123  $   144,169
                           4,696               .97              20.1500       1/18/2005     53,203      140,267
                           4,696               .97              21.0500       1/18/2005     48,976      136,040
B. D. St. John....         2,300               .47              19.3125       1/18/2005     27,984       70,626
                           2,300               .47              20.1500       1/18/2005     26,058       68,700
                           2,300               .47              21.0500       1/18/2005     23,988       66,630
W. E. Bradford....         2,333               .48              19.3125       1/18/2005     28,385       71,639
                           2,333               .48              20.1500       1/18/2005     26,431       69,685
                           2,334               .48              21.0500       1/18/2005     24,342       67,615
D. C. Vaughn......           -0-
J. L. Bryan.......           -0-

------------------------
(1) Stock options are shown at the price and in the sequence they first become exercisable, respectively: July 20, 1995; January 19, 1996; and January 19, 1997. Terms of the Plan allow acceleration of exercisability of stock options and lapse of restrictions on Restricted Incentive Stock in circumstances described on page 23. Stock Options granted were coupled with a total of 2,817, 1,380 and 1,400 Restricted Incentive Stock ("RIS") Awards to Messrs. Murphy, St. John and Bradford, respectively. Recipients of RIS Awards will be issued, upon the exercise of the related option, one share of restricted stock for every five option shares exercised. Provisions for lapse of restrictions are described in Note 2 to the Summary Compensation Table. Guidelines currently used by the Executive Compensation Committee for grant of subsequent options are described beginning on page 13.

(2) The initial exercise price of $19.3125 for the first tranche of options granted in 1995 is the average of the high and low trading prices of the Company's Common Stock prices on the

    New York Stock Exchange on the date of grant. The exercise price will increase on each anniversary of such date by 7.86% of the option price in effect during the immediate preceding year minus $.68, approximating 30-year Treasury Bond yields (decreased by the Company dividend rate) at time of grant.

(3) As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during fiscal 1995 was less than 0.27% of total shares outstanding during the year. Accordingly, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 0.27% of the potential realizable value of all shareholders for the same period under the same assumptions. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                           NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED    IN- THE-MONEY OPTIONS
                                                          OPTIONS AT FISCAL YEAR       AT FISCAL YEAR
                            SHARES ACQUIRED     VALUE             END (#)                END ($)(1)
           NAME             ON EXERCISE (#)  REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
           (A)                    (B)            (C)                (D)                      (E)
--------------------------  ---------------  -----------  -----------------------  -----------------------
J. J. Murphy..............           -0-      $     -0-            224,990/             $    313,364/
                                                                     25,108                    22,965
B. D. St. John............           -0-            -0-             91,273/                  131,342/
                                                                      8,800                    10,959
W. E. Bradford............        32,233        110,539             47,356/                   39,698/
                                                                     20,186                    22,800
D. C. Vaughn..............           -0-            -0-             72,055/                  124,140/
                                                                      2,652                     2,366
J. L. Bryan...............           -0-            -0-             73,062/                  114,484/
                                                                      2,254                     2,085

------------------------
(1) Values stated are based on the closing price of $20.875 per share of the Company's Common Stock as listed in the New York Stock Exchange Composite Transactions on October 31, 1995, the last trading day of the fiscal year.

                            DRESSER RETIREMENT PLANS

    The estimated total annual retirement benefits payable under defined benefit pension plans in which Messrs. Murphy, St. John, Bradford and Bryan participate are set forth below. The chart illustrates benefits accrued to October 31, 1995.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                           --------------------------------------------------------------------------------
REMUNERATION*                  10           15           20           25            30             35
-------------------------  -----------  -----------  -----------  -----------  -------------  -------------
$ 250,000................  $    39,750  $    64,750  $    89,750  $   114,750  $     139,750  $     164,750
  300,000................       47,700       77,700      107,700      137,700        167,700        197,700
  450,000................       71,550      116,550      161,550      206,550        251,550        296,550
  600,000................       95,400      155,400      215,400      275,400        335,400        395,400
  750,000................      119,250      194,250      269,250      344,250        419,250        494,250
  900,000................      143,100      233,100      323,100      413,100        503,100        593,100
 1,050,000...............      166,950      271,950      376,950      481,950        586,950        691,950
 1,200,000...............      190,800      310,800      430,800      550,800        670,800        790,800
 1,350,000...............      214,650      349,650      484,650      619,650        754,650        889,650
 1,500,000...............      238,500      388,500      538,500      688,500        838,500        988,500
 1,800,000...............      286,200      466,200      646,200      826,200      1,006,200      1,186,200
 1,900,000...............      302,100      492,100      682,100      872,100      1,062,100      1,252,100
 2,000,000...............      318,000      518,000      718,000      918,000      1,118,000      1,318,000

------------------------
*   As of October 31, 1995, assuming attained age 65.

    The gross amounts represented above include sums accrued under Dresser's qualified and non-qualified defined benefit plans. However, amounts credited to Dresser's qualified and non-qualified defined contribution plans will be paid from those plans and thus represent deductions to the above gross amounts. Likewise, applicable Social Security benefits, and "pension benefit equivalents" credited under Dresser's deferred compensation plan, also represent deductions.

    Less than 10% of the amounts shown in columns (c) and (d) of the Summary Compensation Table for each of the named individuals (except Mr. Vaughn who is not a participant in the Company's defined benefit plans) is excluded in determining benefits. Years of credited service used in determining benefits for the individuals named in the Summary Compensation Table are as follows: Mr. Murphy 35 years, Mr. St. John 35 years, Mr. Bradford 32.25 years, and Mr. Bryan 35 years. Benefits are computed as straight-life annuity amounts which may be paid in various forms.

    The covered compensation, years of credited service and estimated total annual retirement benefits payable to Mr. Vaughn at age 65 under defined benefit pension plans are set forth below. Covered compensation differs more than 10% from amounts shown in columns (c) and (d) of the Summary Compensation Table because the Plans were frozen several years ago.

                               PENSION PLAN TABLE

                                                                               30 YEARS
                                                                                  OF
REMUNERATION                                                                    SERVICE
-----------------------------------------------------------------------------  ---------
$230,000.....................................................................  $  67,513

    Benefits are computed as a straight-life annuity which may be paid in various forms and is not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    Pursuant to the 1992 Stock Compensation and 1982 Stock Option Plans, in the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

    Pursuant to the 1992 Stock Compensation and 1989 Restricted Incentive Stock Plans, in the event of a change in control of the Company without approval of the majority of members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been disposed of prior to such change in control.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities and Exchange Act of 1934 requires Directors, executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities.

    Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal 1995 year all filing requirements applicable to its officers and Directors were met except one report on Form 4 of Mr. Juetten, reflecting the exercise of a stock option under a Company benefit plan was filed late.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing: (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and treating as a special dividend the distribution on August 21, 1992 of one share of 25 CENTS par value common stock of Global Industrial Technologies, Inc. (formerly INDRESCO Inc.) for each five shares of the Company's issued and outstanding Common Stock held of record August 7, 1992 and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (A) the S&P 500 Index and (B) the S&P Oil Well Equipment & Service Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              DRESSER INDUSTRIES INC       S&P 500 COMPOSITE         OIL WELL EQUIPMENT & SERVICE
1990                                100                     100                                   100
1991                             117.80                  133.50                                110.03
1992                             120.29                  146.79                                104.15
1993                             139.47                  168.72                                109.99
1994                             143.86                  175.25                                108.87
1995                             145.79                  221.58                                113.50

Prepared by Standard & Poor's Compustat, a division of McGraw-Hill, Inc.

    The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 8, 1996

                                                --------------------------------
                                                --------------------------------

                                                 NOTICE OF ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                        TO BE HELD
                                                      MARCH 21, 1996
                                                            AND
                                                      PROXY STATEMENT

                                                             [LOGO]

                                                 DRESSER INDUSTRIES, INC.
                                                     2001 ROSS AVENUE
                                                    DALLAS, TEXAS 75201

                                          --------------------------------------
                                          --------------------------------------

                                                       [RECORD SHAREHOLDER CARD]

                            DRESSER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    WILLIAM E. BRADFORD, JOHN J. MURPHY AND BILL D. ST. JOHN, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, on March 21, 1996 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" ALL NOMINEES.

                                                                          (over)

                            DRESSER INDUSTRIES, INC.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS.

1. ELECTION OF DIRECTORS:

Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham, J. Gavin,
R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, B. St. John and R. Vieser.

/ / FOR all nominees                        / / VOTE WITHHELD from all nominees

To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

--------------------------------------------------------------------------------
                                                DATED ___________________ , 1996
                                                ________________________________
                                                            Signature
                                                ________________________________
                                                            Signature

                                                Please  sign  your  name  as  it
                                                appears   hereon.  Joint  owners
                                                should  each  sign.   Executors,
                                                administrators,  trustees, etc.,
                                                should give full title as  such.
                                                If  the signer is a corporation,
                                                please sign full corporate  name
                                                by duly authorized officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE